Exhibit 99.1

CONTACT
Yusuf Hatia	Katie Rackoff
Fleishman-Hillard	Hyatt Hotels Corporation
+91 022 4077 9142	+1 312 780 5361
yusuf.hatia@fleishman.com	katie.rackoff@hyatt.com

FOR IMMEDIATE RELEASE

HYATT BROADENS DEVELOPMENT EFFORTS IN INDIAN MARKET

Expansion into 15 New Indian Markets

Three New India Hyatt Properties to Open in 2010

CHICAGO (April 6, 2010) — Hyatt Hotels Corporation (NYSE: H), celebrating nearly 30 years since the opening of the first Hyatt hotel in India, today announced plans to grow its presence in Delhi, Goa, Kolkata and Mumbai, as well as expand into 15 new Indian markets—including Bangalore, Chennai, Hyderabad, and Pune—over the next five years. The company said it will open Hyatt Regency Pune, Hyatt Regency Chennai, and Grand Hyatt Goa in 2010.

Reflecting its strong commitment to driving growth in one of the world’s leading emerging markets, Hyatt has chosen India as the first location outside of the United States for its upscale select service brand, Hyatt Place. Additionally, full service hotels under the Hyatt Regency, Grand Hyatt, and Park Hyatt brands are currently under development. These new properties – three of which are slated to open this year – will expand the Indian properties in Hyatt’s worldwide portfolio, which currently consists of Park Hyatt Goa Resort and Spa, Grand Hyatt Mumbai, Hyatt Regency Delhi, Hyatt Regency Kolkata, and Hyatt Regency Mumbai.

“We believe India represents one of the greatest hotel markets over the next decade – one that will play a key role in driving Hyatt’s long-term growth,” said Hyatt Hotels Corporation President and Chief Executive Officer Mark Hoplamazian, who arrived in Mumbai, India today to speak at the Hotel Investment Conference South Asia (HICSA) 2010. Hoplamazian said that approximately one-fourth of Hyatt’s global pipeline of more than 120 properties is earmarked for India. “We’re proud of the business relationships we’ve developed and look forward to leveraging our experiences to become the preferred brand for our associates, guests, and owners in this important region. We have been an investor in the Indian market for nearly 30 years and we are committing additional capital as we participate in selected developments with Indian partners.”

The company’s expansion plan includes a renewed focus on growing opportunities with existing development partners, as well as attracting new development through the leadership of Hyatt’s India development team. Hyatt seeks to increase opportunities for all of its brands in India by expanding its presence in second- and third-tier cities, where business travel is increasing.

“Creating brand preference by enhancing our distribution in India is a top priority,” said Ratnesh Verma, senior vice president of real estate and development for Hyatt in South Asia. “Hyatt is one of the oldest international hotel management brands in India, and we believe our extensive, long-held relationships within the industry make us a leading partner for growth. Our strategic

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Hyatt Broadens Development Efforts in Indian Market

approach is focused on ensuring that our brands are represented in gateway markets while also gaining presence in key emerging markets where we believe we can serve a customer base for our brands that is growing from continued economic development.”

As part of its expansion, Hyatt is seeking to attract and develop high-quality talent in India in order to drive future growth. Currently, more than 3,500 associates are employed at Hyatt hotels in India, and with the development effort, it is expected that more than 10,000 new associates will be welcomed into the Hyatt family. Hyatt is investing in training curriculums and accelerated leadership programs in order to ensure that new associates support the company’s mission to deliver authentic hospitality and to develop new professional opportunities for its associates.

Three properties included in this expansion are slated to open in 2010:

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Hyatt Regency Pune, a 306-room property, is ideally located close to the central business district and high-end residential areas. The hotel will include luxuriously appointed guestrooms as well as serviced apartments available for long-term guests. Guests will have access to a variety of dining and entertainment options including an all-day lounge and café, specialty restaurant, vibrant bar and lounge, and leisure activities that include a Hyatt Pure™ spa and fitness center with an indoor swimming pool, state-of-the-art gymnasium and yoga room. Hyatt Regency Pune will have extensive meeting and event facilities with more than 17,000 square feet of function space.

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Hyatt Regency Chennai is a 329-room contemporary hotel with five restaurants and lounge bars. The hotel, conveniently located in the central business district, and in close proximity with the fast developing IT Corridor, includes various leisure facilities including a Hyatt Pure spa, an outdoor swimming pool, a fitness center, and a beauty salon. Hyatt Regency Chennai will have extensive meeting and event facilities with 16,000 square feet of function space.

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Grand Hyatt Goa, a 314-room hotel, will be part of Aldeia de Goa, a high-end residential area in close proximity to Dona Paula. This world-class resort overlooks the cerulean waters of the Zuari River a few miles before it encounters the Arabian Sea. The spa will feature 20 treatment rooms for a unique sanctuary spa experience inspired by the preferred Hyatt Pure treatments of the world. The property will include a large variety of indoor and outdoor dining facilities and will also be amongst of the largest conference and meeting facilities in all resorts in India.

Additional development plans currently expected within the next five years include:

•	Hyatt Regency hotels in Ahmedabad; Bangalore (Koramangala and Jakkur); Chennai, OMR; Hyderabad; Navi Mumbai and Vizag.

•	Grand Hyatt hotels in Pune and selected other markets.

•	Park Hyatt hotels in Chennai, Hyderabad, Kolkata and Mumbai.

•	Hyatt Place hotels in markets such as Gurgaon, Hyderabad, Indore, Lucknow, Mangalore, Mundra and Mysore.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the

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Hyatt Broadens Development Efforts in Indian Market

Hyatt family in 45 countries strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency® , Hyatt Place® and Hyatt Summerfield Suites™ brand names and have locations under development on five continents. Hyatt Vacation Ownership, Inc., a Hyatt Hotels Corporation subsidiary, develops and operates vacation ownership properties under the Hyatt Vacation Club® brand. As of December 31, 2009, the company’s worldwide portfolio consisted of 424 properties. For more information, please visit www.hyatt.com.

Forward-Looking Statements

Statements in this press release, which are not historical facts, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the depth and duration of the current economic downturn; levels of spending in the business, travel and leisure industries as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets and our ability to access the capital markets. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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